Exhibit 21

Stifel Financial Corp.

List of Subsidiaries

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
KCP Fund General Partner LLC	Delaware
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Stifel Nicolaus Israel Ltd.	Israel
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Strategic Opportunities Partners LLC	Delaware
Stifel Bancorp, Inc.	Missouri
Stifel Bank & Trust	Missouri
Stifel Bank Community Development Corporation	Missouri
Stifel Bank - CDC - 501 N Broadway, Inc.	Missouri
SBT Credit Management, LLC	Delaware
SBT Investments - REIT, Inc.	Missouri
SBT REIT, Inc.	Missouri
Stifel Bank	Missouri
Stifel Trust Company Delaware, National Association	National Association
Stifel Trust Company, National Association	National Association
1919 Investment Counsel, LLC	Maryland
1919 Services Company, LLC	Delaware
Broadway Air Corp.	Missouri
EquityCompass Investment Management, LLC	Missouri
First Empire Holding Corp.	New York
First Empire Securities, Inc.	New York
Intyce LLC	Delaware
KBW, LLC	Delaware
KBW Ventures, Inc.	Delaware
Keefe, Bruyette & Woods, Inc.	New York
KBW Research Services, LLC	Delaware
North Atlantic Capital Management, LLC	Delaware
RMB Group, LLC	California
CB Resource, Inc. (dba F500 Performance Management Group)	Delaware
Finance 500, Inc.	California
Sierra Pacific Securities, LLC	Nevada
Stifel Access Services, LLC	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Europe Advisory GmbH	Germany
Stifel Europe Holdings Limited	United Kingdom
Stifel Nicolaus Europe Limited	United Kingdom
Stifel Europe AG	Germany
Stifel Schweiz AG	Switzerland

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Capital Management, LLC	Delaware
Stifel Derivatives Counterparty, LLC (fka Vining Sparks Interest Rate Products, LLC)	Tennessee
Stifel Independent Advisors, LLC	Missouri
Stifel Research Services, LLC	Delaware
Stifel Interest Rate Products, LLC (fka B&F Capital Markets, LLC)	Ohio
Stifel Spruce Acquisition LLC	Delaware
Torreya Partners LLC	Delaware
Stifel Nicolaus India LLP (fka Torreya Partners India LLP)	India
Stifel Syndicated Credit LLC	Delaware
Stifel Venture Corp.	Missouri
Stifel Asset Acquisition, LLC	Delaware
Stifel Aviation Opportunities Fund I, LLC	Delaware
SF Credit Management, LLC	Delaware
Stifel SPG LLC	Delaware
Stifel Nicolaus Canada Inc.	Ontario
Washington Crossing Advisors, LLC	Delaware

* All subsidiaries of the Registrant do business under their legal name. Indentation indicates the principal parent of each subsidiary.